Ex. 10.12

Grant Date: March 1, 2018

APPENDIX A

January 1, 2018 - June 4, 2018, Performance Criteria (relating to Great Plains Energy
Incorporated) for 14.14% of Performance Shares*

Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)
Total Shareholder Return (TSR) versus EEI Index[1] (Interpolation applicable)	100%	30th Percentile	50th Percentile	70th Percentile	90th Percentile

*Time-based vesting applies for the remainder of the Award Period (i.e., Grantee must remain employed by the Company through the date the Performance Shares are paid in order to receive any Performance Shares earned based on the TSR percentile rank achieved between January 1, 2018, and June 4, 2018 (the “Great Plains Energy Measurement Period”)).

June 5, 2018 - December 31, 2020, Performance Criteria (relating to Evergy, Inc.) for 85.86% of Performance Shares**

Objectives	Weighting (Percent)	Threshold (50%)	Target (100%)	Stretch (150%)	Superior (200%)
Total Shareholder Return (TSR) versus EEI Index[1] (Interpolation applicable)	100%	30th Percentile	50th Percentile	70th Percentile	90th Percentile

**Performance Shares will be earned based on TSR of Evergy, Inc. between June 5, 2018, and December 31, 2020 (the “Evergy Measurement Period”). The Grantee must remain employed by the Company through the date the Performance Shares are paid in order to receive any Performance Shares earned based on the TSR percentile rank achieved during the Evergy Measurement Period.

1 TSR is compared to an industry peer group of the Edison Electric Institute (EEI) index of electric companies during the applicable measurement period (i.e., the Great Plains Energy Measurement Period or the Evergy Measurement Period). At the end of and with respect to each measurement period, the Committee will assess total shareholder return compared to the EEI index for the applicable measurement period. Depending on Great Plains Energy’s or Evergy’s percentile rank, as applicable, the Grantee will receive a percentage of the Performance Share Award. Interpolation will be used to determine payouts if percentile rank of relative total shareholder return falls between the percentile ranks shown.

Cap on Negative TSR: If actual TSR performance is negative, payout would be capped at Target (100%).